UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 27, 2020

Seaboard Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3390	04-2260388
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9000 West 67th Street, Merriam, Kansas	66202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code	(913) 676-8800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 Par Value	SEB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Seaboard Corporation held its annual meeting of stockholders on April 27, 2020 in Merriam, Kansas. Four items were submitted to a vote as described in Seaboard’s Proxy Statement dated March 13, 2020.  The following tables briefly describe the proposals and results of the stockholders’ votes.

	Votes in	Votes
	Favor	Withheld
1. Election of the following persons as directors:
Steven J. Bresky	1,050,521	64,956
David A. Adamsen	1,094,138	21,339
Douglas W. Baena	1,106,950	8,527
Edward I. Shifman, Jr.	1,104,383	11,094
Paul M. Squires	1,047,806	67,671

	Votes in	Votes	Votes
	Favor	Against	Abstaining

2. Ratification and approval of the selection of KPMG LLP	1,141,481	1,128	1,669
as independent auditors for 2020.

	Votes in	Votes	Votes
	Favor	Against	Abstaining

3. Approval, on an advisory basis, of the compensation of Seaboard’s	1,107,313	5,062	3,102
Named Executive Officers, including the disclosure in the
Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative
disclosures set forth in such proxy statement.

	Votes in	Votes	Votes
	Favor	Against	Abstaining

4. Stockholder proposal requesting that Seaboard Corporation amend	166,771	945,403	3,303
governing documents to remove the plurality of vote standard for uncontested director elections.

There were 28,801 broker non-votes each with respect to the election of directors, approval of executive compensation and proposal that a plurality of vote standard is removed for uncontested directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 28, 2020

Seaboard Corporation
(Registrant)

By:	/s/ Robert L. Steer
Robert L. Steer, Executive Vice President,
Chief Financial Officer

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